Lifestream Technologies, Inc.

HERBERT M. JONES

MELVIN D. CLOSE, JR.

JOSEPH W. BROWN

ALBERT F. PAGNI

JOHN P. SANDE, III

WILLIAM J. RAGGIO

BOB MILLER

GARY R. GOODHEART

MICHAEL E. BUCKLEY

DOUGLAS G. CROSBY

RICHARD F. JOST

JANET L. CHUBB

DOUGLAS M. COHEN

KIRK B. LENHARD

KEVIN R. STOLWORTHY STEPHEN M. RICE

ANTHONY C. GORDON

JODI R. GOODHEART

PAUL A. LEMCKE

PHILIP M. BALLIF

RENEE R. REUTHER

MICHAEL P. LINDELL

MICHAEL G. ALONSO

BRIAN P. CLARK

ANN MORGAN

R. DOUGLAS KURDZIEL

DIANA L. SULLIVAN

KRIS T. BALLARD

CRAIG H. NORVILLE

WILLIAM C. DAVIS, JR.

KARL L. NIELSON

DAWN R. HINMAN

SANDRA D. TURNER

PATRICK A. ROSE

PATRICK J. SHEEHAN

GREGORY A. BROWER

ROBERT C. ANDERSON

JONES VARGAS ATTORNEYS AT LAW THIRD FLOOR SOUTH 3773 HOWARD HUGHES PARKWAY LAS VEGAS, NEVADA 89109-0949 TEL (702) 862-3300 FAX (702) 734-2722 WWW.JONESVARGAS.COM

CLIFFORD A. JONES (1912 - 2001)

GEORGE L. VARGAS (1909 - 1985)

JOHN C. BARTLETT (1910 - 1982)

LOUIS MEAD DIXON (1919 - 1993)

GARY T. FOREMASTER (1953 - 1998)

OF COUNSEL

CLARK V. VELLIS

KIRK D. HENDRICK

WILLIAM J. SILBEY*

BRIAN J. MATTER

EXECUTIVE DIRECTOR

October 8, 2002

DAVID A. CARROLL

ANDI S. CHANG

JOHN P. DESMOND

TROY C. FUHRIMAN

EDWARD M. GARCIA

ELIZABETH M. GHANEM

RYAN W. HERRICK

BRIAN R. IRVINE

MOLLY D. MALONE

DENNIS L. OLSON

TAMARA BEATTY PETERSON

PUONYARAT K. PREMSRIRUT

TONY F. SANCHEZ III

KRISANNE M. SCHLACHTER**

SCOTT M. SCHOENWALD

JENNIFER A. SLOAN

STEPHEN M. SULLIVAN

ERIC W. SWANIS

TIFFANY J. SWANIS

BRADLEY R. TATOM

AMY N. TIRRE

NICOLE MOSCHETTI VANCE***

GORDON H. WARREN

PETE ERNAUT**** MANAGING DIRECTOR GOVERNMENT AFFAIRS AND PUBLIC POLICY

Exhibit 5.1

Lifestream Technologies, Inc.

5120 Clearwater Loop

Suite 101

Post Falls, Idaho 83854

Re: Lifestream Technologies, Inc. -- Registration Statement on Form S-3 in

respect of 5,136,000 Shares of Common Stock, par value $0.001 per share

Ladies and Gentlemen:

We have acted as special Nevada counsel to Lifestream Technologies, Inc., a Nevada corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933 with respect to the offer and sale of up to 5,136,000 shares (the "Shares") of the Company's Common Stock, par value $0.001 per share, 5,071,000 of which may be offered for sale from time to time by certain stockholders of the Company identified in the prospectus forming part of the Registration Statement and 65,000 of which have been reserved for issuance upon the exercise of presently outstanding warrants (the "Warrants").

In our capacity as such counsel, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares and the Warrants. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals (or copies certified or otherwise identified to our satisfaction as being true reproductions of originals) of such documents, corporate records and other instruments, and have obtained such certificates and other representations and assurances, as we have deemed necessary or appropriate for the purposes of this opinion.

In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of natural persons executing such documents and the authenticity and conformity to original documents of documents submitted to us as certified, photostatic, facsimile or electronically transmitted copies.

Based upon the foregoing and the proceedings taken by the Company referred to above, we are of the opinion that the Shares have been duly authorized, and are, or in the case of the 65,000 Shares issuable pursuant to the Warrants, upon issuance, delivery and payment therefor on exercise of the Warrants as contemplated in the Registration Statement, will be, validly issued, fully paid and nonassessable.

Our opinion herein is limited to the effect on the subject transactions of the laws of the State of Nevada as in effect on the date hereof. We assume no responsibility regarding the applicability to such transactions, or the effect thereon, of the laws of any other jurisdiction.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" in the prospectus included therein.

Very truly yours,

/s/ Jones Vargas

Jones Vargas